SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 3, 2005


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                    0-27102                23-2694937
        ------------                    -------                ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)




2000 Cabot Blvd. West, Suite 110, Langhorne, PA                19047-1833
-----------------------------------------------                ----------
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 3, 2005, the Board of Directors of eGames, Inc. approved an amendment (the "Amendment") to the Rights Plan dated as of June 1, 1999 between eGames and StockTrans, Inc., as Rights Agent (the "Rights Plan"), to change the Final Expiration Date of the Rights Plan from June 1, 2009, to March 7, 2005, effectively terminating the Rights Plan as of March 7, 2005.

Item 3.03 Material Modifications to Rights of Security Holders

On March 3, 2005, the Board of Directors of eGames, Inc. approved an amendment (the "Amendment") to the Rights Plan dated as of June 1, 1999 between eGames and StockTrans, Inc., as Rights Agent (the "Rights Plan"), to change the Final Expiration Date of the Rights Plan from June 1, 2009, to March 7, 2005, effectively terminating the Rights Plan as of March 7, 2005.

The Rights Plan set forth the conditions for exercise of the Company's Rights to Purchase Preferred Shares ("Rights"), which were established in order to help assure that all shareholders received fair and equal treatment in the event the Company was ever subject to a takeover attempt. Each outstanding share of common stock had attached to it one Right. Under the plan, the Rights generally became exercisable only in the event of an acquisition of 15% or more of the Company's common stock. Prior to the amendment, the Rights were to expire on June 1, 2009. The Rights Plan was filed as an Exhibit to Form 8-K filed with the Securities and Exchange Commission on June 10, 1999.

The Amendment and the press release issued by eGames in connection with the Amendment are filed as exhibits hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following documents are filed as exhibits to this report:

4.1 First Amendment to Rights Plan, dated as of March 4, 2005, between eGames, Inc. and StockTrans, Inc.

99.1   Press release issued by eGames, Inc. on March 4, 2005


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGames, Inc.


                                        By: /s/ Thomas W. Murphy
                                            ----------------------------------
                                            Thomas W. Murphy, Vice President
                                            and Chief Financial Officer
Dated: March 4, 2005

                                                                   EXHIBIT 99.1


         eGames Accelerates Termination Date of Shareholder Rights Plan

LANGHORNE, Pa., March 4, 2005 (PRIMEZONE) - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), affordable consumer entertainment PC software games, today announced that the Company's Board of Directors has approved an amendment to its shareholder Rights Plan, commonly referred to as a "poison pill," to accelerate the expiration date from June 1, 2009 to March 7, 2005. With this action, the Rights Plan will terminate on March 7, 2005.

The Board's decision to terminate the plan was not made in connection with any pending business transaction.

About eGames, Inc.

eGames, Inc., headquartered in Langhorne, PA, publishes and markets a diversified line of Family Friendly(TM), value-priced consumer entertainment PC software games. The Company promotes the eGames(TM) brand in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames also publishes and markets RealAge(R) Games & Skills, a collection of PC software activities and games designed to help build and maintain mental sharpness. Additional information regarding eGames, Inc. and RealAge Games & Skills can be found at www.egames.com and www.realagegames.com. eGames -- Where the "e" is for Everybody!(R)

Forward-Looking Statement Safe Harbor:

This press release contains certain forward-looking statements, including without limitation, statements regarding the termination of the Company's Rights Plan, and other statements that contain the words "believes", "expects", "may" "should" or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements may be beyond the Company's control. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, those discussed under the heading "Factors Affecting Future Performance" in the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004 and Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, both filed with the Securities and Exchange Commission.

CONTACT: eGames, Inc.
         Jerry Klein, President & CEO
         (215) 750-6606 (Ext. 118)
         Tom Murphy, Vice President & CFO
         (215) 750-6606 (Ext. 113)